UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 21, 2021

Group 1 Automotive, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-13461	76-0506313
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Gessner, Suite 500 Houston, Texas 77024	77024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 647-5700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GPI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

Indenture

On October 21, 2021, Group 1 Automotive, Inc. (the “Company”) completed a private offering (the “Offering”) of an additional $200,000,000 aggregate principal amount of its 4.000% Senior Notes due 2028 (the “New Notes”). The New Notes were sold to investors at an offering price of 100.25% of the principal amount with an effective yield to maturity of approximately 3.957%. The New Notes are guaranteed on an unsecured senior basis (the “Guarantees”) by certain of the Company’s subsidiaries (collectively, the “Guarantors”).

The New Notes were issued as additional notes under the indenture dated August 17, 2020 (the “Indenture”), entered into among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee, pursuant to which the Company issued $550 million in aggregate principal amount of its 4.000% senior unsecured notes due 2028 (the “Initial Notes” and, together with the New Notes, the “Notes”). The New Notes have identical terms as the Initial Notes, other than the issue date, and the New Notes and the Initial Notes will be treated as a single class of securities under the Indenture.

The Notes will mature on August 15, 2028, and interest is payable on the Notes on each February 15 and August 15. Interest on the New Notes will accrue from August 15, 2021, and the first interest payment date will be February 15, 2022. The Company may redeem up to 40% of the original principal amount of the Notes using the proceeds of certain equity offerings completed on or before August 15, 2023 at a redemption price of 104.000% of the principal amount of the Notes, together with accrued and unpaid interest, if any, to, but excluding, the date of redemption, provided that:

(i) at least 60% of the aggregate principal amount of all Notes issued remains outstanding after each such redemption; and

(ii) the redemption occurs within 120 days of the date of the closing of such equity offering.

Prior to August 15, 2023, the Company may redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed plus an applicable make-whole premium as of, and accrued and unpaid interest, if any, on the Notes redeemed to, the applicable date of redemption.

On or after August 15, 2023, the Company may on any one or more occasions redeem all or a part of the Notes at the following redemption prices (expressed as percentages of the principal amount) plus accrued and unpaid interest, if any, on the Notes redeemed, to, but excluding, the applicable redemption date, if redeemed during the 12-month period beginning on August 15 of the years indicated:

Year	Percentage
2023	102.000%
2024	101.333%
2025	100.667%
2026 and thereafter	100.000%

Upon the occurrence of a Change of Control (as defined in the Indenture), the Company will be required to make an offer to purchase all outstanding Notes at a purchase price equal to 101% of their principal amount plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

The Notes are the Company’s senior unsecured obligations and will rank: (i) equal in right of payment with all existing and future senior unsecured indebtedness of the Company; (ii) effectively subordinated to all existing and future senior secured debt of the Company to the extent of the value of the assets securing such debt; (iii) senior in right of payment to all existing and future subordinated indebtedness of the Company; and (iv) structurally subordinated to all existing and future liabilities (including trade payables) of any non-guarantor subsidiaries. The Note Guarantees will rank equally in right of payment with all of the Guarantor’s existing and future senior indebtedness and senior in right of payment to all of the Guarantor’s existing and future subordinated indebtedness.

The Indenture restricts the Company’s ability and the ability of its Restricted Subsidiaries (as defined in the Indenture) to: (i) incur additional indebtedness and guarantee indebtedness; (ii) pay dividends or make other distributions or repurchase or redeem the Company’s capital stock; (iii) prepay, redeem or repurchase certain debt; (iv) issue certain preferred stock or similar equity securities; (v) make loans and investments; (vi) sell assets; (vii) incur liens; (viii) enter into transactions with affiliates; (ix) enter into agreements restricting the Company’s subsidiaries’ ability to pay dividends; and (x) consolidate, merge or sell substantially all of the Company’s assets. These covenants are subject to a number of important exceptions and qualifications. Certain covenants will be suspended and will not apply to the Notes if for such period of time, if any, that the Notes have investment grade ratings from either S&P Global Ratings or Moody’s Investors Service, Inc. and no default or event of default shall have occurred and be continuing at the time of suspension.

The Indenture contains customary events of default, including:

•	failure to pay principal of (or premium, if any, on) any Note when due and payable, at maturity, upon redemption or otherwise;

•	failure to pay any interest on any Note when due and payable and such default continues for 30 days;

•	default in the payment of principal and interest on Notes required to be purchased pursuant to an offer to purchase when due and payable;

•	failure by the Company to comply with its obligations under the Indenture, in certain cases subject to notice and grace periods;

•	payment defaults and accelerations with respect to other indebtedness of the Company and its Restricted Subsidiaries in the aggregate principal amount of $50.0 million or more;

•	failure by the Company or any Restricted Subsidiary to pay certain final judgments aggregating in excess of $50.0 million within 60 days;

•

certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Restricted Subsidiary (as defined in the Indenture) or group of Restricted Subsidiaries that, taken together, would constitute a Significant Restricted Subsidiary; and

•	any Guarantee of the Notes by a Guarantor ceases to be in full force and effect, is declared unenforceable or invalid in a judicial proceeding or is denied or disaffirmed by its maker.

A copy of the Indenture was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 17, 2020 and is incorporated herein by reference. The description of the Indenture is a summary and is qualified in its entirety by the terms of the Indenture.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of August 17, 2020, by and among Group 1 Automotive, Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-13461) filed on August 17, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Group 1 Automotive, Inc.

Date: October 25, 2021	By:	/s/ Daniel McHenry
	Name:	Daniel McHenry
	Title:	Senior Vice President and Chief Financial Officer

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